Exhibit 5.1



                   Skadden, Arps, Slate, Meagher & Flom LLP
                             333 West Wacker Drive
                            Chicago, Illinois 60606


                                                          September 10, 2004


AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois 61104

                     Re:  AMCORE Financial, Inc.
                          Registration Statement on Form S-8
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the registration of 350,000 shares (the "Shares") of the Company's common stock, par value $.22 per share (the "Common Stock"), issuable pursuant to the Amended and Restated AMCORE Stock Option Advantage Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on September 10, 2004 under the Act; (ii) the Plan; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and currently in effect; (vi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters under the Plan; and (vii) the report of the inspector of election confirming approval by the stockholders of the Company at the 2004 annual meeting of stockholders of the Company of the amendment of the Plan to increase the number of shares reserved under the Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada "blue sky" laws, as to which we have relied upon the opinion delivered to us by the Nevada law firm of Woodburn and Wedge, dated September 10, 2004.

         Based upon and subject to the foregoing, we are of the opinion that:

         When (i) the Registration Statement becomes effective under the Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       Skadden, Arps, Slate, Meagher & Flom LLP